UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2018 (October 1, 2018)

Hancock Jaffe Laboratories, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38325	33-0936180
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

70 Doppler

Irvine, California 92618

(Address of principal executive offices) (Zip Code)

(949) 261-2900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2018 (the “Resignation Date”), Robert Doyle, Steven Girgenti and Robert Andersen (the “Resigning Directors”), each tendered their resignations from the Board of Directors (the “Board”) of Hancock Jaffe Laboratories, Inc. (the “Company”) and as members of each of the committees of the Board upon which they serve. The Resigning Directors’ voluntary retirement and resignation from the Board will be effective as of the Resignation Date. In connection with their resignations from the Board, each of the Resigning Directors entered into separate Resignation Agreements with the Company (the “Resignation Agreements”).

The Resignation Agreements contain customary provisions, including mutual releases of claims by the Company and the Resigning Directors, as well as confidentiality and non-disparagement covenants. Effective upon their resignation, each Resigning Director received a grant of ten thousand (10,000) options to purchase shares of Company common stock (the “Common Stock”), at a strike price equal to the closing price of the Common Stock on October 1, 2018. Such options shall be exercisable for a ten (10) year period from their issuance date. The foregoing description of the Resignation Agreements does not purport to be complete and are qualified in its entirety by reference to the form of Resignation Agreement, a copy of which is filed as Exhibit 10.1 hereto, which is hereby incorporated into this report by reference.

On October 2, 2018, the remaining members of the Board, to fill the vacancies left by the Resigning Directors, appointed Dr. Francis Duhay, Dr. Sanjay Shrivastava and Marc W. Robins, CFA, as Directors of the Company (the “New Directors”).

Each of the New Directors will serve on each of the Audit, Compensation and Nominating and Corporate Governance Committees of the Board, with Mr. Robins serving as Chairman of the Audit Committee, Dr. Shrivastava serving as the Chairman of the Compensation Committee, and Dr. Duhay serving as the Chairman of the Nominating and Corporate Governance Committee.

Following such changes to the Board, the Board consists of five (5) members, as follows:

Class I Directors (serving until the 2018 Annual Meeting of Stockholders, or until their earlier death, disability, resignation or removal):

Francis Duhay* and Sanjay Shrivastava*

Class II Directors (serving until the 2019 Annual Meeting of Stockholders, or until their earlier death, disability, resignation or removal):

Marc W. Robins*, Robert A. Berman

Class III Director (serving until the 2020 Annual Meeting of Stockholders, or until his earlier death, disability, resignation or removal):

Yury Zhivilo

(*) Independent Director.

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There is no arrangement or understanding between the New Directors and any other persons pursuant to the New Directors being selected as directors, and there are no related party transactions involving the New Directors that are reportable under Item 404(a) of Regulation S-K. There are no material plans, contracts or arrangements to which the New Directors are parties to or in which they participate nor have there been any material amendment to any plan, contract or arrangement by virtue of the New Directors’ appointment.

The following is certain biographical information regarding the New Directors:

Dr. Francis Duhay, a trained cardiac and thoracic surgeon, has served the President and Chief Operating officer of Aegis Surgical Inc., and Atrius Inc., makers of cardiac accessory devices, since 2016, and a Partner in K5_Ventures, an early stage venture fund since 2017. Dr. Duhay is the former Chief Medical Officer at Edwards Life Sciences, a world leader in heart valve products, where he led medical and clinical affairs for transcatheter and surgical heart valves. During his tenure at Edwards Life Sciences, from 2008 to 2016, Dr. Duhay led the preparation and submission, and ultimate regulatory approval, of two FDA Premarket Approval (PMA) applications for transcatheter and surgical heart valve therapies and was responsible for the design and execution of the applicable clinical trials. Dr. Duhay was also the Vice President and General Manager of the Ascendra™ transcatheter heart valve business unit at Edwards, where he grew the unit from sixteen to eighty employees and contributed to annual growth in sales from $3 million to $250 million. From 1998 to 2003, Dr. Duhay served as the Chief of the Department of Cardiothoracic Surgery and Cardiology at Kaiser Permanente. Dr. Duhay has also served as an industry representative and clinical expert, and a member of the working group for ISO 5840, the international quality standard for the design, development, and testing of heart valves. Dr. Duhay received his MBA from the University of Hawai’i - Shidler College of Business and received his board certification for Cardiothoracic Surgery and General Surgery from the Duke University School of Medicine and from the University of California, San Francisco, respectively.

Dr. Sanjay Shrivastava has been involved in developing, commercializing, evaluating, and acquiring medical devices for more than 18 years, including serving in Chief Executive Officer and board of director positions at several medical device start-ups, and leadership positions in research and development, business development, and marketing at BTG (from 2017 to 2018), Medtronic, (2007 to 2017) Abbott Vascular (2003 to 2007), and Edwards Life Sciences (2000 to 2003). He is presently the Vice President of Marketing and Business Development at U.S. Vascular, LLC and a co-founder and board member of BlackSwan Vascular, Inc. While working as a vice president, upstream marketing and strategy at BTG, a medical device and specialty pharmaceutical company with annual revenue of about $800 million, Dr. Shrivastava worked on several acquisition and investment deals. At Medtronic, Dr. Shrivastava was the Director of Global Marketing for the Cardiac and Vascular Group where he helped build the embolization business, from its initiation to a substantial revenue with a very high CAGR over a period of six years. Dr. Shrivastava was a Manager of Research and Development for the peripheral vascular business at Abbott Vascular and a Principal Research and Development Engineer for Trans-Catheter heart valves at Edwards Life Sciences. Dr. Shrivastava received his Bachelor of Science in engineering at the Indian Institute of Technology, and his Doctorate of Philosophy in materials science and engineering from the University of Florida.

Marc W. Robins, CFA is an experienced fund manager, publisher and equity analyst. He is currently the fund manager at Crown Capital Management LP, a new micro-cap and small-cap fund he started in July 2018. Since 2003, Mr. Robins founded and has been a registered investment advisor at Catalyst Financial Resources LLC, a provider of institutional level research for micro-cap companies. Catalyst Financial is the follow-on to The Red Chip Review, which Mr. Robins launched in 1993. At its peak, Red Chip provided research coverage on over 500 companies and had a subscriber base of over 7,000 investors, 100 brokerage offices and 25 money managers. In addition to Red Chip, Mr. Robins has been published in numerous national publications including The Wall Street Journal, Bloomberg, Investor’s Business Daily, Kiplinger’s, and Forbes, where he had his own column for 8 years. Mr. Robins received his Bachelor’s degree in Chemistry from Willamette University and a MBA from Willamette University – Atkinson Graduate School of Management.

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Item 8.01	Other Events.

On October 2, 2018 , the Company issued a press release announcing the matters described in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits

Exhibit Number	Description
10.1	Form of Resignation Agreement
99.1	Press Release, dated October 2, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANCOCK JAFFE LABORATORIES, INC.

Dated: October 2, 2018	/s/ Robert A. Berman
Robert A. Berman
Chief Executive Officer

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